EXHIBIT 21

                       SUBSIDIARIES OF BANTA CORPORATION


                                                     STATE OF INCORPORATION
        LIST OF SUBSIDIARIES                            OR ORGANIZATION

     Banta Direct Marketing, Inc.                          Minnesota
     Banta Security Printing, Inc.                         Wisconsin
     Banta Ventures, Inc.                                  Wisconsin
     Danbury Printing & Litho, Inc.                        Minnesota
     Dimensional Neon, Inc.                                Wisconsin
     The DI Group, Inc.                                    Massachusetts
     KCS Industries Inc.                                   Wisconsin
     KnowledgeSet Corporation                              California
     Ling Products, Inc.                                   Wisconsin
     One Pass, Inc.                                        Delaware
     One Pass Network, Inc.                                California
     Wrapper, Inc.                                         Wisconsin